Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(USD in thousands, except share and per share data)

On March 6, 2024, BiomX Inc. (“the Company’), entered into the Merger Agreement (the “Merger Agreement”) with BTX Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), BTX Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and APT. Pursuant to the Merger Agreement, First Merger Sub merged with and into APT, with APT being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, APT merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity. APT was a U.S.-based privately-held, clinical-stage biotechnology company pioneering the development of phage-based therapies to combat bacterial infection. As a result of the Acquisition, the Company is expected to have a pipeline that includes two Phase 2 assets each aimed at treating serious infections with unmet medical needs.

On March 15, 2024, the effective time of the Acquisition (the “Closing Date”), APT’s former stockholders were issued an aggregate of 9,164,968 shares of the Company’s Common Stock, 40,470 Redeemable Convertible Preferred Shares and Warrants to purchase up to an aggregate of 2,166,497 shares of the Company Common Stock (the “Merger Warrants”). Each share of Redeemable Convertible Preferred Shares is convertible into an aggregate of 1,000 shares of Common Stock. The Merger Warrants will be exercisable at any time after the BiomX Stockholder Meeting (as defined below) at an exercise price of $5.00 per share and will expire on January 28, 2027. In the event the Redeemable Convertible Preferred Shares are not converted by the earlier to occur of (i) the Stockholders Meeting (as defined below) or (ii) five months after the initial issuance of the Redeemable Convertible Preferred Shares, the Company may be required to pay to each holder of the Redeemable Convertible Preferred Shares an amount in cash equal to the fair value of the Redeemable Convertible Preferred Shares at the time of such redemption.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting (the “Stockholders’ Meeting”) to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series X Preferred Stock into shares of Common Stock in accordance with the rules of NYSE American, and (ii) the approval of an amendment to the certificate of incorporation of the Company to authorize an increase of the Company’s authorized shares and certain other matters.

Concurrently with the consummation of the Acquisition, the Company consummated a private placement (the “March 2024 PIPE”) with certain investors, pursuant to which such investors purchased an aggregate of 216,417 Redeemable Convertible Preferred Shares (the “PIPE Preferred Shares”), each PIPE Preferred Share is convertible into an aggregate of 1,000 shares of Common Stock and private placement warrants to purchase up to an aggregate of 108,208,500 shares of the Company’s Common Stock (the “Private Placement Warrant”). Each unit of one PIPE Preferred Share and 500 Private Placement Warrant sold at a combined price of $231.10. The PIPE Preferred Shares and the Private Placement Warrants were issued in a private placement pursuant to an exemption from registration requirements under the Securities Act for aggregate gross proceeds of $50,000. Each Private Placement Warrant’s exercise price equals to $0.2311, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, will become exercisable at any time after the Stockholders Meeting and will expire within two years after the approval date.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023  gives effect to the Acquisition, and the related financing transactions (the March 2024 PIPE), as if they had been completed on January 1, 2023, the beginning of the earliest period presented. The historical financial results of APT are presented separately prior to the Closing Date and are included in the results of BiomX beginning on the Closing Date and thereafter.

The unaudited pro forma condensed combined financial information herein has been prepared to illustrate the effects of the Acquisition in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to Article 11 of Regulation S-X. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those presented in the unaudited pro forma condensed consolidated financial information herein. In our opinion, all adjustments necessary to reflect the effects of the Acquisition as described above have been included and are based upon currently available information and assumptions that the Company believes are reasonable as of the date of this report; however, such adjustments are subject to change. Any of the factors underlying these estimates and assumptions may change or prove to be materially different than expected.

The following unaudited pro forma condensed consolidated financial information and related notes present our historical financial information and that of APT, adjusted to give pro forma effect to events that are (i) directly attributable to the acquisition and (ii) factually supportable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with our and APT’s separate audited financial statements, and our separate unaudited condensed consolidated financial statements and the related respective notes.

Since the Acquisition is already reflected in BiomX’s consolidated financial statements as of March 31, 2024, this pro forma financial information contains only a pro forma of the statements of operations.

The unaudited pro forma condensed combined financial statements do not necessarily represent what the Company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of the Company’s operations. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to synergies, operating efficiencies or cost savings that may be achieved with respect to the Acquisition, other than the lease modification which was conditional on the closing of the Acquisition and described in Note BB below. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2024
(USD in thousands, except share and per share data)

	BiomX Consolidated (Historical, U.S. GAAP)	APT (Historical, U.S. GAAP)(*)	Pro-Forma Adjustments	Related Financing Transaction (March 2024 PIPE)	Accounting Policy Adjustments	Notes	Pro Forma Combined
Revenue		1,232			(1,232)	DD	0

Research and development (“R&D”) expenses, net	4,105	2,729	(33)			AA	5,517
			(52)			BB
					(1,232)	DD

General and administrative expenses	2,680	2,980	(54)			AA	3,443
			(80)			BB
			(2,083)			GG
Operating loss	6,785	4,477	(2,302)		-		8,960
Other expenses (income)	(88)	(845)					(933)
Interest expenses	850	37					887
Interest income		(1)					(1)
Loss from change in fair value of Private Placement Warrants	8,010						8,010
Finance income, net	1,765	0	(1,795)	(112)		GG	(142)
Loss before tax	17,322	3,668	(4,097)	(112)			16,781
Tax expenses	5	-					5
Net Loss	17,327	3,668	(4,097)	(112)			16,786
Basic and diluted loss per share (USD)	0.28					HH	0.24
Weighted average number of shares of Common Stock outstanding, basic and diluted	62,292,277						69,824,944

(*)	Includes APT’s results between January 1, 2024 and March 15, 2024, prior to the Acquisition

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2023
(USD in thousands, except share and per share data)

	BiomX Consolidated (Historical, U.S. GAAP)	APT (Historical, U.S. GAAP)	Pro-Forma Adjustments	Related Financing Transaction (March 2024 PIPE)	Accounting Policy Adjustments	Notes	Pro Forma Combined
Revenue		14,093					217
					(13,876)	DD
Research and development (“R&D”) expenses, net	16,698	24,458					27,903
			835			BB
					(13,876)	DD
			(212)			AA
General and administrative expenses	8,650	6,843	741			EE	15,397
			(545)			BB
			(292)			AA
Operating loss	25,348	17,208	527				43,083
Change in fair value of preferred stock tranche rights liabilities		(1,200)	1,200			CC	-
Other expenses (income)	(357)	5					(352)
Interest expenses	2,404	23					2,427
Interest income		(18)					(18)
Finance income, net	(1,249)		1,795	112		FF	658
Loss before tax	26,146	16,018	3,522	112			45,798
Tax expenses	23						23
Net Loss	26,169	16,018	3,522	112			45,821
Basic and diluted loss per share (USD)	0.51					HH	0.76
Weighted average number of shares of Common Stock outstanding, basic and diluted	51,330,324						60,495,292

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and related financing transaction and has been prepared for informational purposes only.

We and APT did not have any historical relationship prior to the Business Combination.

(1) Basis of Preparation

The unaudited pro forma condensed combined financial information for the three months ended March 31, 2024 and for the year ended December 31, 2023  has been prepared in accordance with SEC Regulation S-X Article 11 and by using the acquisition method of accounting in accordance with the business combination accounting guidance set forth in Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The pro forma adjustments represent management’s estimates based on information available as of the date of this report and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of synergies, operating efficiencies or cost savings associated with the Acquisition, except for APT’s pre-Acquisition lease modification (see Note BB below).

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the results of operations in future periods or the results that would have been realized had BiomX and APT been a combined company during the period presented.

Since the Acquisition is already reflected in BiomX’s consolidated financial statements as of March 31, 2024, this pro forma financial information contains only a pro forma of the statements of operations.

(2) Accounting policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in our audited financial statements as of and for the year ended December 31, 2023. Management performed a comprehensive review of the accounting policies between the two entities. Management is not aware of any significant accounting policy differences, except for the one mentioned in note DD below, and has therefore not made any other adjustments to the pro forma condensed combined financial information.

(3) Notes to adjustments to unaudited pro forma condensed combined financial information

Note (AA)	To reflect the elimination of all of APT's stock-based compensation expenses. The awards were forfeited and were not replaced as part of the Acquisition as a result of APT's equity waterfall structure.
Note (BB)	To reflect a change in lease expenses as a result of (i) pre-Acquisition modification of APT's operating leases, which was conditional on the closing of the Acquisition, as well as (ii) fair value adjustments to APT's operating right of use assets.
Note (CC)	To reflect the elimination of the change in fair value of preferred stock tranche rights liabilities that was incurred by APT as the convertible instruments that were issued by APT were canceled prior to the Acquisition.
Note (DD)

In August 2019, APT was awarded a cost reimbursement contract from the U.S. Army Medical Research Acquisition Activity (“USAMRAA”) and the U.S. Army Medical Research & Development Command (“USAMRDC”) to advance personalized phage therapy from niche to broad use. The competitive award was granted by USAMRAA and USAMRDC in collaboration with the Medical Technology Enterprise Consortium (“MTEC”). Under the cost reimbursement contract, MTEC reimburses APT for approved incurred costs that are based upon the achievement of certain milestones for conduct and completion of a Phase 1/2 study utilizing APT’s PhageBank to treat patients with urinary tract infections (“UTI”). In September 2019, APT entered into a contract modification to include an additional grant to perform pre-clinical activities to advance the Diabetic Foot Ulcer (“DFU”) clinical program. In July 2020, APT entered into its second contract modification to include an additional grant to expand the activities under the contract to include activities to advance potential bacteriophage-based vaccines against COVID-19 and also to include additional funding for APT’s UTI program. In September 2021, APT entered into its third contract modification to include additional funding to support additional activities for APT’s UTI and DFU clinical programs and for additional development work for APT’s potential bacteriophage-based vaccine candidates against COVID-19. In September 2022, APT entered into its fourth contract modification to support additional activities for APT’s DFU clinical program.

APT accounted for the MTEC contract as a government grant which analogizes from International Accounting Standards 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance.

BiomX's accounting policy is to present government grant income as a deduction of R&D expenses, rather than under the revenue line item. Therefore, this pro forma condensed combined forma financial information reflects such an accounting policy alignment.

Note (EE)	To reflect costs related to executing the Acquisition.

Note (FF)	To reflect issuance costs attributed to liability-classified PIPE warrants.

Note (GG)	To reflect the elimination of issuance and merger costs in a total of $741 that were incurred by BiomX, which are assumed to be incurred on January 1, 2023 in this pro forma condensed combined forma financial information; and elimination of merger costs in a total of $1,342 that were incurred by APT prior to the Acquisition.

Note (HH)

The pro forma basic net income per share attributable to common stock is calculated using (i) the historical basic weighted average shares of the Company’s Common Stock outstanding and (ii) the issuance of shares in connection with the Acquisition; and (iii) the issuance of shares in connection with the March 2024 PIPE. Pro forma diluted net income per share attributable to common stock is equal to basic net income per share, as the impact of all convertible instruments is nti-dilutive.

The Company considers its redeemable convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.   The pro forma basic and diluted weighted average shares outstanding are as follows:

Description (in USD thousand)	For the three months ended March 31, 2024	For the year ended December 31, 2023
Numerator:
Pro forma net loss attributable to common stock	$16,786	$45,821
Denominator:
Historical BiomX weighted average shares outstanding – basic	62,292,277	51,330,324
Issuance of BiomX shares to APT stockholders pursuant to the Acquisition	7,532,667	9,164,968
Pro forma weighted average shares – basic	69,824,944	60,495,292

Pro forma net income per share attributable to common stock:
Basic and diluted	$0.24	$0.76

(4) Purchase Price Allocation

The following sets forth the fair value of acquired identifiable assets and assumed liabilities of APT which includes preliminary adjustments to reflect the fair value of intangible assets acquired as of March 15, 2024:

Amounts
Cash and cash equivalents	509
Restricted cash	154
Other current assets	1,780
Property, plant and equipment	3,748
Operating lease right-of-use asset	7,953
IPR&D assets and Goodwill	15,788
Total assets	29,932

Trade accounts payable	(3,667)
Other accounts payable	(2,595)
Operating lease liability	(7,819)
Total liabilities	(14,081)
Total consideration	15,851

The following table summarizes the fair value of the consideration transferred to APT shareholders for the Acquisition:

Amounts
Common Stock	3,041
Redeemable Convertible Preferred Shares	12,610
Merger Warrants	200
15,851

The fair value of shares of Common Stock issued by the Company was determined using the Company’s closing trading price on the Closing Date adjusted by a discount for lack of marketability (“DLOM”) of 9.4% as a registration statement will be filed within 45 days. The fair value of Redeemable Convertible Preferred Shares was determined using the Company’s closing trading price on the Closing Date adjusted by a DLOM of 14.9% as the conversion of the Redeemable Convertible Preferred Shares to shares of Common Stock is subject to the stockholder approval which is expected take place in July 2024. The Company determined the fair value of the Merger Warrants using the Black-Scholes model as of the Closing Date. The main assumptions used are as follows:

	Three months Ended March 31,
	2024	2023
Underlying value of Common Stock ($)	0.37	-
Exercise price ($)	5.0	-
Expected volatility (%)	117.7	-
Expected terms (years)	2.87	-
Risk-free interest rate (%)	4.5	-

The fair value estimate for all identifiable assets and liabilities assumed is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. Such estimates are subject to change during the measurement period, which is not expected to exceed one year. Any adjustments identified during the measurement period will be recognized in the period in which the adjustments are determined.

The Company recognized intangible assets related to the Acquisition, which consist of IPR&D valued at $15,287 using the Multi-Period Excess Earnings Method valuation method and of goodwill valued at $501. The goodwill is primarily attributed to the expected synergies from combining the operations of APT with the Company’s operations and to the assembled workforce of APT. The Company considered the criteria in ASC 350-30-35 and determined the estimated useful life of the IPR&D to be 20 years and will be amortized on a straight-line basis over its estimated useful life, starting from the date the IPR&D efforts will be completed. The basis of amortization approximates the pattern in which the assets are utilized, over their estimated useful life. The Company routinely reviews the remaining estimated useful lives of finite-lived intangible assets. In case the Company reduces the estimated useful life for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life.

These intangible assets are classified as Level 3 measurements within the fair value hierarchy.